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                                                                     Exhibit 5.1

                        [LETTERHEAD OF SIDLEY & AUSTIN]

                                 October, 1996


MoneyGram Payment Systems, Inc.
7401 West Mansfield Avenue
Lakewood, Colorado  80235


Gentlemen:

     We have acted as special counsel to MoneyGram Payment Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration of up to __________ shares of Common Stock, par value $.01 per share, of the Company (the "Shares"), to be sold by Integrated Payment Systems Inc. (the "Selling Stockholder") pursuant to a Registration Statement on Form S-1 (Registration No. 333-228), as amended, filed with the Securities and Exchange Commission (the "Commission") and to which this opinion appears as Exhibit 5 (the "Registration Statement").

     We have examined originals or certified or photostatic copies of such records of the Company, certificates of officers of the Company, and public officials and such other documents as we have deemed relevant or necessary as the basis of the opinion set forth below in this letter. In such examination, we have assumed the genuineness of all signatures, the conformity to original documents submitted as certified or photostatic copies and the authenticity of originals of such latter documents. Based on the foregoing, we are of the following opinion:

          The Shares to be sold by the Selling Stockholder were, when issued by the Company to the Selling Stockholder, duly authorized, validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the reference to this Firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons where consent is required by Section 7 of the
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MoneyGram Payment Systems, Inc.
September 30, 1996
Page 2

Securities Act of 1933, as amended, or the related rules promulgated by the Commission.


                                    Very truly yours,